UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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[ X]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]	Definitive Information Statement

MICHAEL JAMES ENTERPRISES, INC.

(formerly BullsnBears.com, Inc.)

(Name of Registrant as Specified in Charter)

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Michael James Enterprises, Inc.

784 Morris Turnpike, # 334

Short Hills, New Jersey 07078

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Shareholders:

We are writing to advise you that our Board of Directors and shareholders holding a majority of our outstanding voting capital stock have approved: (i) effectuating a merger of Michael James Enterprises, Inc, a Delaware corporation (the “Company”) with Michael James Enterprises, Inc. a Nevada corporation (the “Merging Company”), meaning that following the Effective Date, as defined below, each common stock shareholder of the Merger Company will exchange one share of common stock in the Merger Company for one share of common stock of the Company. Similarly, each preferred stock shareholder of the Merger Company will exchange one share of preferred stock in the Merger Company for one share of preferred stock, of the same Series, of the Company.  Accordingly, following the merger the Company will own 100% of the capital stock of the Merger Company;  (ii) amendment of the Articles of Incorporation of the Company to amend the Certificate of Designations of the Series B Preferred Stock, no shares of which are outstanding, whereby the conversion rate shall be increased from one share of Series B Preferred Stock to one share of the Company’s common stock, to one share of Series B Preferred Stock to one hundred shares of the Company’s common stock; and (iii) amendment of the Articles of Incorporation of the Company to allocate the remaining 5,000,000 authorized, but unallocated, shares of  Preferred Stock of the Company as Series C Preferred stock which shall have no voting rights and shall convert at a ratio of one share of Series C Preferred Stock into one hundred shares of common stock of the Company with an ownership limitation of 9.99% of the then outstanding shares of the Company’s common stock..

.

These actions were approved by written consent on June 8, 2016 by our Board of Directors and a majority of holders of our voting capital stock, in accordance with Delaware Corporation Act. Our directors and majority of the shareholders of our outstanding capital stock, as of the record date of June 8, 2016, have approved the merger after carefully considering it and concluding that approving the merger and changes to the Company’s Articles of Incorporation was in the best interests of our Company and our shareholders.

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. Pursuant to Rule 14(c)-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least twenty (20) days after the date of this Information Statement has been mailed to our shareholders. This Information Statement is first mailed to you on or about July 22, 2016.

ONLY THE STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON JUNE 8, 2016, THE RECORD DATE, ARE ENTITLED TO NOTICE OF THE CORPORATE ACTION.  STOCKHOLDERS WHO HOLD IN EXCESS OF 50% OF THE COMPANY’S SHARES OF VOTING CAPITAL STOCK ENTITLED TO VOTE ON THE ACTION HAVE VOTED IN FAVOR OF THE ACTIONS.  AS A RESULT, THE ACTION HAS BEEN APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDERS OF THE COMPANY.  THESE ACTIONS ARE EXPECTED TO BE EFFECTIVE ON A DATE THAT IS AT LEAST TWENTY (20) DAYS AFTER THE MAILING OF THE DEFINITIVE INFORMATION STATEMENT TO THE SHAREHOLDERS OF RECORD.

We encourage you to read the attached Information Statement carefully for further information regarding these actions.  In accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, the approval of the action described herein by the holders of a majority of the voting power of the Company will be deemed ratified and effective at a date that is at least 20 days after the date this Information Statement has been mailed or furnished to our stockholders.  This Information Statement is first being mailed or furnished to stockholders on or about July 22, 2016.

Michael James Enterprises, Inc.

784 Morris Turnpike, # 334

Short Hills, New Jersey 07078

INFORMATION STATEMENT AND NOTICE OF ACTIONS TAKEN

BY WRITTEN CONSENT OF THE MAJORITY SHAREHOLDERS

OF THE VOTING CAPITAL STOCK OF THE CORPORATION

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS

 AND NO STOCKHOLDERS' MEETING WILL BE HELD

 TO CONSIDER THE MATTERS DESCRIBED HEREIN.

This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Exchange Act.

GENERAL

This Information Statement is being furnished to all holders of the common stock of Michael James Enterprises, Inc. (the "Company") as of June 8, 2016 in connection with the action taken by written consent of holders of a majority of the outstanding voting power of the Company to authorize the Merger.

"We," "us," "our," the “Registrant” and the "Company" refers to Michael James Enterprises, Inc., a Delaware corporation

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors of the Company (the “Board”) believes that the stockholders of the Company will benefit from the Merger and amendment to the Company’s Articles of Incorporation because it will enhance shareholder value by bringing business operations into the Company which are expected to generate significant revenue by exploitation of the Merger Company’s right to manufacture, market and sell patented OTC acne treatment and adjust the capital structure to be more suitable to institutional investors.

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the holders of the majority of the outstanding voting capital stock of the Company.

MERGER WITH MICHAEL JAMES ENTERPRISES, INC, a Nevada Corporation

GENERAL

The Board approved the Merger of Michael James Enterprises, Inc., a Nevada corporation (“MJE-NEVADA”), with the Company   The effective date of the merger will be on or about August 15, 2016 (the “Effective Date”).

PLEASE NOTE THAT THE MERGER WILL CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY AS NEW SHARES OF THE COMPANY’S COMMON AND PREFERRED STOCK WILL BE ISSUED TO ACQUIRE THE OUSTANDING COMMON AND PREFERRED STOCK OF MJE-NEVADA

PLEASE NOTE THAT THE MERGER WILL HAVE THE EFFECT OF SUBSTANTIALLY INCREASING THE NUMBER OF SHARES THE COMPANY WHICH WILL BE ISSUED TO EXISTING SHAREHOLDERS, INCLUDING HOLDERS OF PREFERRED STOCK, OF MJE-NEVADA.

PURPOSE AND MATERIAL EFFECTS OF THE MERGER

The Board of Directors believe that the Merger will benefit the existing shareholders of the Company because, among other reasons, the Company will gain the proprietary rights to manufacture, market and sell the patented acne treatment/mediation currently vested in MJE_NEVADA, which will enhance the balance sheet of the Company and is expected to generate significant revenues in the next year to eighteen months, which action should attract renewed investor interest in the Company and enhance the value of the stock for current shareholders and increase the liquidity of the Company’s stock.  As a result, the Board of Directors has proposed the Merger as one method to attract business opportunities in the Company.

When a company engages in this type of merger, it issues one share of capital stock for a predetermined amount of shares of stock of the merger company. In this case, as of the Record Date MJE-NEVADA had 7,503,300 shares of common stock outstanding and 1,218,000 shares of Series B Preferred Stock outstanding.  Accordingly, following the merger the Company’s outstanding common stock will be increased by 7,503,300 shares and the Company’s Series B Preferred stock will be increased by 918,000 shares. While it is believed that the intrinsic value of the Company will increase in value more than the value of the stock issued in exchange for the shares of NJE-NEVADA, there is no assurance that that Company's stock will rise in price after merger or that new business opportunities or investors will emerge.

We believe that the merger may improve the price level of our Common Stock and that the higher share price could help generate interest in the Company among investors and other business opportunities. However, the effect of the merger, and the issuance of additional shares from treasury, upon the market price for our Common Stock cannot be predicted, and the history of similar mergers for companies in like circumstances is varied. There can be no assurance that the market price per share of our Common Stock after the merger will rise in proportion to the increased intrinsic value of the Company resulting from the merger. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the merger and number of shares outstanding post merger.

The dilution of the Company’s common stock will affect all of our common stockholders uniformly and will immediately affect every stockholder's percentage ownership interests in the Company. The principal effect of the Merger will be that the number of shares of Common Stock issued and outstanding will be increased from 12,958,270 shares of Common Stock as of June 8, 2016 to 20,461,570 shares of Common Stock following the merger, and the number of shares of Series B Preferred shares   issued and outstanding will be increased from 0 shares of Series B Preferred stock as of June 8, 2016 to 918,000 shares of Series B Preferred following the merger. The Merger will affect the shares of Common Stock and Preferred Stock outstanding. The number of authorized shares of Common Stock and Preferred Stock will not be affected.

The Merger will not affect the par value of our Common Stock or Preferred Stock. As a result, on the effective date of the Merger, the stated capital on our balance sheet attributable to our Common Stock will be increased to more than the present amount, and the additional paid-in capital account shall be debited with the amount by which the stated capital is increased. The per share net income or loss and net book value of our Common Stock will be decreased because there will be more shares of our Common Stock outstanding.

The merger will change the proportionate equity interests of our stockholders, and their respective voting rights, as more shares will be issued and outstanding. The Common Stock issued pursuant to the merger will be fully paid and non-assessable. The merger is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Stockholders should recognize that they will own a smaller percentage of the total shares outstanding than they presently own (due to the increase in the number of shares issued and outstanding). While we expect that the merger will result in an increase in the potential market price of our Common Stock because of the increase in the intrinsic value of the post-merger company, there can be no assurance that the merger will increase the potential market price of our Common Stock by a percentage of the dilution due to the increase in the number shares issued and outstanding, or result in the permanent increase in any potential market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a merger.   Consequently, there can be no assurance that merger will achieve the desired results that have been outlined above.

AMENDMENT OF ARTICLES OF INCORPORATION AS RELATES TO THE SERIES B AND SERIES C PREFERRED STOCK OF THE COMPANY

The Company has Series B Preferred Stock outstanding.  The changes to the Series B Preferred stock are to make the provisions of the Company’s Series B Preferred stock the same as the current Series B Preferred stock of MJE-NEVADA.  Accordingly, the Series B Preferred stock shareholders’ rights will be unaffected when their shares are exchanged for the Series B Preferred stock of the Company. Neither the Company nor NJE-NEVADA have and Series C Preferred stock outstanding.  That series of Preferred stock is being created to attract investors in the Company.

SUMMARY OF THE SERIES B PREFERRED STOCK

Currently the Series B Preferred stock of the Company contains a voting rights of two votes for every one share of common stock and a one for one conversion rate into the Company’s common stock.  Pursuant to the Amendment to the Certificate of Designations of the Series B Preferred stock, the voting rights have been increased whereby each share of Series B Preferred Stock shall be entitled to 1,000 common stock votes; the conversion rate shall increase to where one share of Series B Preferred stock converts into one hundred shares of the Company’s common stock and the Series B Preferred stock shall be unaffected by reverse stock splits and combinations.

SUMMARY OF THE SERIES C PREFERRED STOCK

Currently the Company does not have a Series C class of Preferred stock. Pursuant to the new Certificate of Designations of the Series C Preferred stock, the voting rights shall be whereby Series C Preferred Stock shall carry no voting rights; the conversion rate shall be one share of Series B Preferred stock converts into one hundred shares of the Company’s common stock and the Series C Preferred stock shall be unaffected by reverse stock splits and combinations and will only be able to convert into common and hold no more than 9.99 percent of the common outstanding at any one point in time.

PLANS, PROPOSALS OR ARRANGEMENTS TO ISSUE

 NEWLY AVAILABLE SEREIS C PREFFERED STOCK

The main purpose of creating the Series C Preferred Stock is in order to have the ability to issue shares, with no voting rights, to attract investors.  The Company has not entered into any agreements whereby it has agreed to issue the newly available Series C Preferred shares.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

OUTSTANDING VOTING SECURITIES

Our authorized capital stock consists of 100,000,000 shares of Common Stock, par value $0.0001 per share, of which 12,958,270 shares are outstanding as of June 8, 2016.  Additionally, the Company has authorized 5,000,000 Series A Preferred Stock have voting power (2 votes for every share of Series A Preferred Stock) of which 4,000 issued and outstanding as of June 8, 2016.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding the Company’s common stock owned on the Record Date by (i) each who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Name and Address of Voting Shareholders (1)	Number of Shares Voted	Percentage of Class	Percentage Total of Voting Power (2)

James Farinella	Common – 9,300,000	71.76%	71.72%
		%	%
		%	%
		%	%
		%	%
All Votes Cast (1 person)%			%

(1)	Address of all voting shareholders is 760 Route 10, Suite 203, Whippany, New Jersey.
(2)	Percent of Class is based on 12,958,270 shares of common stock and 4,000 Shares of Series A (which have 2 votes per share) issued and outstanding as of June 8 2016.

DISSENTER’S RIGHTS OF APPRAISAL

The Stockholders have no dissenter’s right under Delaware General Corporation Law, the Company’s articles of incorporation consistent with above, or By-Laws to dissent from any of the provisions adopted in the Amendments.

VOTE REQUIRED

Pursuant to the Company's By-Laws and Delaware’s General Corporation Law, a vote by the holders of at least a majority of the Company’s outstanding votes is required to effect the Merger and Amendment. As of the record date, the Company had 12,958,270 of the shares of common stock that are entitled to one vote each for a total of 12,958,270 votes.  Additionally, the holders of the Series A Preferred Stock are entitled to 2 votes for every share of Series A Preferred Stock.  As of the record date, the Company had 4,000 of the shares of Series A Preferred Stock are entitled to 4,000 votes. The consenting stockholders voted in favor of the Merger and Amendment described herein in a unanimous written consent, dated June 8, 2016. Because consenting shareholder holds 9,300,000 shares of the issued and outstanding common stock representing 9,300,000 votes, and 0 shares Series A Preferred stock representing 0 votes, for a total of 9,300,000 votes of the capital stock (which shares are equal to 71.72% of the total issued and outstanding voting capital stock on the record date), no action by the minority stockholders in connection with the Merger and Merger.

VOTE REQUIRED FOR APPROVAL

In accordance with Section 242 of the General Corporation Law, the following actions were taken based upon the unanimous recommendation and approval by the Company's Board of Directors and the written consent of the majority voting power.

The Board of Directors of the Company has adopted, ratified and approved the Merger and Amendment. The securities that are entitled to vote to approve the Merger and Amendment consist of issued and outstanding shares of the Company's $0.001 par value common voting stock outstanding on June 8, 2016, and the holders of the issued and outstanding shares of the Company’s Series A Preferred Stock outstanding on June 8, 2016, the record date for determining shareholders who are entitled to notice of and to vote on the proposed Merger and Amendment.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors fixed the close of business on June 8, 2016 as the record date for the determination of the common and preferred shareholders entitled to notice of the action by written consent.

As of the record date, the Company had 12,958,270 voting shares of common stock issued and outstanding. The holders of shares of common stock are entitled to one vote per share on matter to be voted upon by shareholders.

The holders of shares of common stock are entitled to receive pro rata dividends, when and if declared by the Board of Directors in its discretion, out of funds legally available therefore.

Dividends on the common stock are declared by the Board of Directors. In addition, the payment of any such dividends will depend on the Company's financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

As of the record date, the Company had 4,000 voting shares of Series A Preferred Stock issued and outstanding. The holders of shares of Series A Preferred Stock are entitled to one thousand votes per share, for a total of 4,000 on any matter to be voted upon by shareholders.

Shareholders and the holders of a controlling interest equaling approximately 71.72% of the voting power of the Company, as of the record date, have consented to the proposed Merger and Amendment. The shareholders have consented to the action required to adopt the Merger and Amendment. This consent was sufficient, without any further action, to provide the necessary stockholder approval of the action.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed Merger and Amendment of the Company's common stock and of those shares or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,”

“might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

INCORPORATION OF FINANCIAL INFORMATION

We incorporate by reference our Annual Report on Form 10-K for fiscal year ended December 31, 2015 and our Quarterly Report on Forms 10Q for the quarter ended March 31, 2016.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS INFORMATION STATEMENT IS FOR INFORMATIONAL PURPOSES ONLY. PLEASE READ THIS INFORMATION STATEMENT CAREFULLY.

Dated: July 8, 2016

By Order of the Board of Directors

/s/ James Farinella

Chief Executive Officer and Director